Exhibit 99.1

Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@healthways.com

HEALTHWAYS REPORTS SECOND-QUARTER 2015 FINANCIAL RESULTS
———————————
Affirms and Adds Detail to Previously Revised 2015 Financial Guidance

NASHVILLE, Tenn. (July 23, 2015) – Healthways (NASDAQ: HWAY) today announced financial results for the second quarter and six months ended June 30, 2015.  Highlights for the second quarter included:

•	a 9.7% increase in comparable-quarter revenues to $198.1 million;
•	net income of $0.4 million, or $0.01 per diluted share, compared with a net loss of $0.5 million, or $0.01 per share, for the second quarter of 2014; and
•
adjusted net income per diluted share of $0.11 compared with $0.01 for the second quarter last year, which excludes non-cash interest expense for the second quarter of each year and expenses associated with the Company's previously announced CEO transition in the second quarter of 2015.

HEALTHWAYS, INC.
Financial Highlights
(In millions, except per-share data)
See pages 9-11 for a reconciliation of non-GAAP financial measures

	Three Months Ended				Six Months Ended
	June 30				June 30
	2015		2014		2015		2014
Revenue	$198.1		$180.6		$387.9		$357.4
Net income (loss)	0.4		(0.5)		(2.5)		(10.1)

Net income (loss) per share, GAAP basis	$0.01	[1]	$(0.01)[2]		$(0.07)[2]		$(0.29)	[2]
Non-cash interest expense per share	0.03	[1]	0.03	[2]	0.06	[2]	0.06	[2]
CEO transition-related expenses per share	0.07	[1]	-		0.08	[2]	-
Contract dispute settlement charge per share	-		-		-		0.17	[2]
Adjusted net income (loss) per share[3]	$0.11	[1]	$0.01	[1]	$0.06	[1]	$(0.06)	[2]

1 Diluted
2 Basic
3 Figures may not add due to rounding and use of basic or diluted shares in calculation

Alfred Lumsdaine, interim chief executive officer of Healthways, commented, "Our second-quarter revenues and earnings reflected the positive timing impact of recording approximately $8 million in

- MORE -

HWAY Reports Second-Quarter Results

July 23, 2015

performance-based revenues for the quarter that were expected to be recorded in the second half of 2015. Adjusted cash flow from operations was $28.4 million for the second quarter. Capital expenditures were $8.7 million, down 16.2% from the second quarter last year. Our ratio of total debt to EBITDA, as calculated under our credit agreement, improved to 3.0 at the end of the second quarter from 3.2 at the end of the first quarter of 2015."

Affirms and Adds Detail to Previously Revised 2015 Financial Guidance

Based on the Company's performance through the first half of 2015 and its outlook for the remainder of 2015, Healthways is affirming and adding detail to its financial guidance for the full year, which was revised on June 18, 2015. Key elements of full-year financial guidance include (see pages 9-11 for a reconciliation of non-GAAP financial measures):

•	2015 revenues in a range of $770 million to $785 million;
•	2015 EBITDA margin in a range of 8.0% to 8.5%; and
•	2015 net income (loss) per share:

	Guidance Year Ending	Prior Guidance Year Ending
	December 31, 2015	December 31, 2015
Adjusted net income per share	$0.07-0.15 [1]	$0.35-0.47	[1]
Non-cash interest expense per share	(0.12)[2]	(0.12)[1]
CEO transition-related expenses per share	(0.08)[2]	-
Net (loss) income per share, GAAP basis	$(0.13)-(0.05)[2]	$0.23-0.35	[1]

1 Diluted
2 Basic

Healthways' financial guidance for 2015 does not include potential costs associated with hiring a permanent CEO.

The Company expects adjusted operating cash flow for 2015 in a range of $65 million to $75 million, compared with prior guidance in a range of $80 million to $90 million, both of which exclude cash payments made in the first half of 2015 for legal settlements of $14 million. The Company continues to expect total capital expenditures in a range of $37 million to $42 million for 2015. The Company's ratio of total debt to EBITDA, as calculated under its credit agreement, is expected to remain under 3.4 for the rest of 2015. The Company expects to remain in compliance with all covenants under its credit agreement.

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investors at least 15 minutes early to register, download and install any necessary audio software. Presentation materials related to the conference call may also be accessed by going to www.healthways.com and clicking Investors. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 2769710, and the replay will also be available on the Company's web site for the next 12 months.

- MORE -

HWAY Reports Second-Quarter Results

July 23, 2015

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company's future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company's quarterly financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:

•	the effectiveness of management's strategies and decisions;
•	the Company's ability to sign and implement new contracts for our solutions;
•	the Company's ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company's ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company's business;
•
the Company's ability to achieve estimated annualized revenue in backlog in the manner and within the timeframe we expect, which is based on certain estimates regarding the implementation of our services;

•	the Company's ability to anticipate change and respond to emerging trends in the domestic and international markets for healthcare and the impact of the same on demand for the Company's services;
•
the Company's ability to implement its integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

•
the Company's ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company's results of operations;

•
the Company's ability to accurately forecast the Company's revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business and leadership;

•	the Company's ability to accurately forecast performance and the timing of revenue recognition under the terms of its customer contracts ahead of data collection and reconciliation;
•	the Company's ability to accurately forecast enrollment and participation rates in services and programs offered within the Company's contracts;
•	the risks associated with deriving a significant concentration of revenues from a limited number of customers;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company's customers to provide timely and accurate data that is essential to the operation and measurement of the Company's performance;
•
the Company's ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

•	the risks associated with changes in macroeconomic conditions;
•
the risks associated with data privacy or security breaches, computer hacking, network penetration and other illegal intrusions of our information systems or those of third-party vendors or other service providers, which may result in unauthorized access by third parties to customer, employee or Company information or patient health information and lead to enforcement actions, fines and other litigation against the Company;

- MORE -

HWAY Reports Second-Quarter Results

July 23, 2015

•	the Company's ability to effectively compete against other entities, whose financial, research, staff, and marketing resources may exceed our resources;
•	the Company's ability to service its debt and remain in compliance with its debt covenants;
•	counterparty risk associated with our interest rate swap agreements and foreign currency exchanged contracts;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal and international legislation and regulations applicable to the Company's business, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 on the Company's operations and/or demand for its services; and

•	other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

About Healthways

Healthways is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities.  We provide highly specific and personalized support for each individual and their team of experts to optimize each participant's health and productivity and to reduce health-related costs. Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 68 million people on four continents. Learn more at www.healthways.com.

- MORE -

HWAY Reports Second-Quarter Results

July 23, 2015

HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands, except earnings (loss) per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Revenues	$198,073	$180,613	$387,935	$357,391
Cost of services (exclusive of depreciation and amortization of $9,814, $9,604, $19,341, and $18,976, respectively, included below)	159,483	146,476	320,935	294,624
Selling, general & administrative expenses	21,195	16,899	37,177	33,331
Depreciation and amortization	12,217	13,536	24,861	26,872
Legal settlement charges	—	—	—	9,363

Operating income (loss)	5,178	3,702	4,962	(6,799)
Interest expense	4,561	4,516	9,052	8,899

Income (loss) before income taxes	617	(814)	(4,090)	(15,698)
Income tax expense (benefit)	500	(297)	(1,294)	(5,585)

Net income (loss)	$117	$(517)	$(2,796)	$(10,113)
Less: net loss attributable to non-controlling interest	(303)	—	(303)	—
Net income (loss) attributable to Healthways, Inc.	$420	$(517)	$(2,493)	$(10,113)

Earnings (loss) per share attributable to Healthways, Inc.:
Basic	$0.01	$(0.01)	$(0.07)	$(0.29)

Diluted (1)	$0.01	$(0.01)	$(0.07)	$(0.29)

Comprehensive income (loss)	$538	$(449)	$(4,052)	$(9,702)
Less: comprehensive loss attributable to non-controlling interest	(298)	—	(298)	—
Comprehensive income (loss) attributable to Healthways, Inc.	$836	$(449)	$(3,754)	$(9,702)

Weighted average common shares
and equivalents:
Basic	35,734	35,285	35,664	35,219
Diluted (1)	36,881	35,285	35,664	35,219

(1) The impact of potentially dilutive securities for the six months ended June 30, 2015 and the three and six months ended June 30, 2014 was not considered because the effect would be anti-dilutive in each of those periods.

- MORE -

HWAY Reports Second-Quarter Results

July 23, 2015
HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS

	June 30,	December 31,
	2015	2014
Current assets:
Cash and cash equivalents	$5,265	$1,765
Accounts receivable, net	113,914	126,559
Prepaid expenses	10,728	10,680
Other current assets	6,684	7,662
Income taxes receivable	2,265	2,917
Deferred tax asset	7,035	13,118
Total current assets	145,891	162,701

Property and equipment:
Leasehold improvements	38,825	39,285
Computer equipment and related software	349,351	316,808
Furniture and office equipment	23,095	23,257
Capital projects in process	24,478	38,389
	435,749	417,739
Less accumulated depreciation	(272,134)	(252,043)
	163,615	165,696

Other assets	42,846	75,550
Intangible assets, net	66,227	69,161
Goodwill, net	338,800	338,800

Total assets	$757,379	$811,908

- MORE -

HWAY Reports Second-Quarter Results

July 23, 2015

HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY

	June 30,	December 31,
	2015	2014
Current liabilities:
Accounts payable	$40,289	$37,204
Accrued salaries and benefits	20,570	24,198
Accrued liabilities	47,688	62,674
Deferred revenue	9,476	8,282
Contract billings in excess of earned revenue	15,292	15,232
Current portion of long-term debt	23,808	20,613
Current portion of long-term liabilities	3,187	2,127
Total current liabilities	160,310	170,330

Long-term debt	229,456	231,112
Long-term deferred tax liability	24,811	32,883
Other long-term liabilities	38,343	72,993

Stockholders' equity:
Preferred stock
$.001 par value, 5,000,000 shares
authorized, none outstanding	—	—
Common stock
$.001 par value, 120,000,000 shares authorized,
35,818,495 and 35,511,221 shares outstanding, respectively	36	35
Additional paid-in capital	297,138	292,346
Retained earnings	38,113	42,439
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(3,309)	(2,048)
Total Healthways, Inc. stockholders' equity	303,796	304,590
Non-controlling interest	663	—
Total stockholders' equity	304,459	304,590

Total liabilities and stockholders' equity	$757,379	$811,908

- MORE -

HWAY Reports Second-Quarter Results

July 23, 2015

HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(2,796)	$(10,113)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation and amortization	24,861	26,872
Amortization of deferred loan costs	986	925
Amortization of debt discount	3,495	3,303
Share-based employee compensation expense	5,797	3,558
Deferred income taxes	(2,393)	(3,332)
Excess tax benefits from share-based payment arrangements	—	(310)
Decrease (increase) in accounts receivable, net	12,427	(19,373)
Increase in other current assets	(709)	(940)
Increase (decrease) in accounts payable	3,795	(3,251)
Decrease in accrued salaries and benefits	(5,362)	(3,489)
(Decrease) increase in other current liabilities	(12,454)	17,913
Other	1,340	7,548
Net cash flows provided by operating activities	28,987	19,311

Cash flows from investing activities:
Acquisition of property and equipment	(17,332)	(20,976)
Investment in joint ventures	(4,450)	(3,250)
Other	(550)	(579)
Net cash flows used in investing activities	(22,332)	(24,805)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	303,956	224,900
Payments of long-term debt	(307,667)	(233,554)
Deferred loan costs	—	(88)
Excess tax benefits from share-based payment arrangements	—	310
Exercise of stock options	1,292	1,265
Repurchase of common stock	(1,833)	—
Proceeds from non-controlling interest	1,377	—
Change in outstanding checks and other	619	12,114
Net cash flows (used in) provided by financing activities	(2,256)	4,947

Effect of exchange rate changes on cash	(899)	390

Net increase (decrease) in cash and cash equivalents	3,500	(157)

Cash and cash equivalents, beginning of period	1,765	2,584

Cash and cash equivalents, end of period	$5,265	$2,427
- MORE -

HWAY Reports Second-Quarter Results

July 23, 2015

HEALTHWAYS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(Unaudited)

Reconciliation of Adjusted Net Income (Loss) Attributable to Healthways, Inc. ("Adjusted Net
Income (Loss)") and Adjusted Net Income (Loss) Per Share
to Net Income (Loss) Attributable to Healthways, Inc., GAAP Basis and Net Income (Loss) Per
Share Attributable to Healthways, Inc., GAAP Basis

	Three Months Ended June 30, 2015		Three Months Ended June 30, 2014		Six Months Ended June 30, 2015		Six Months Ended June 30, 2014
	$ in thousands	Per Share	$ in thousands	Per Share	$ in thousands	Per Share	$ in thousands	Per Share
Adjusted Net Income (Loss) (1)	$4,189	$0.11	$494	$0.01	$2,320	$0.06	$(2,079)	$(0.06)
Net loss attributable to non-cash interest charges (2)	(1,069)	(0.03)	(1,011)	(0.03)	(2,113)	(0.06)	(1,997)	(0.06)
Net loss attributable to CEO transition-related expenses (3)	(2,700)	(0.07)	—	—	(2,700)	(0.08)	—	—
Net loss attributable to legal settlement charges (4)	—	—	—	—	—	—	(6,037)	(0.17)
Net Income (Loss) Attributable to Healthways, Inc., GAAP Basis (5)	$420	$0.01	$(517)	$(0.01)	$(2,493)	$(0.07)	$(10,113)	$(0.29)

(1) Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per share are non-GAAP financial measures.  The Company excludes net loss attributable to non-cash interest, CEO transition-related expenses, and legal settlement charges from these measures because of their comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted Net Income (Loss) or Adjusted Net Income (Loss) per share in isolation or as a substitute for net income (loss) attributable to Healthways, Inc. or net income (loss) per share attributable to Healthways, Inc. determined in accordance with accounting principles generally accepted in the United States.

(2) Net loss attributable to non-cash interest charges represents the amortization of a debt discount. Total pre-tax charges were $1,769,000 and $1,672,000 for the three months ended June 30, 2015 and 2014, respectively, and $3,495,000 and $3,303,000 for the six months ended June 30, 2015 and 2014, respectively. The tax rate applied to these non-cash interest charges was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(3) Net loss attributable to CEO transition-related expenses represents the after-tax impact of expenses associated with the termination in May 2015 of our former President and Chief Executive Officer. Total pre-tax charges were $4,467,000 for the three and six months ended June 30, 2015. The tax rate applied to these CEO transition-related expenses was 39.55%, which represented the combined estimated U.S. federal and state statutory tax rate.

(4) Net loss attributable to legal settlement charges represents the after-tax impact of the Company's settlement of a contractual dispute recorded in the first quarter of 2014. Total pre-tax charges of $9,363,000 were recorded at a tax rate of 35.52%, which represented the estimated annualized effective tax rate for domestic operations at the time the charge was recorded.

- MORE -

HWAY Reports Second-Quarter Results

July 23, 2015

(5) Figures may not add due to rounding.

Reconciliation of Adjusted Cash Flows provided by Operating Activities to Net Cash Flows provided by Operating Activities, GAAP Basis
(In millions)

	Three Months Ended	Six Months Ended	Guidance for Twelve Months Ending
	June 30, 2015	June 30, 2015	December 31, 2015
Adjusted net cash flows provided by operating activities (6)	$28.4	$43.0	$65.0-75.0
Less: Legal settlement payments (7)	(1.2)	(14.0)	(14.0)
Net cash flows provided by operating activities, GAAP basis	$27.2	$29.0	$51.0-61.0

(6) Adjusted net cash flows provided by operating activities is a non-GAAP financial measure.  The Company excludes legal settlements paid from this measure because of its comparability to the Company's historical operating results and guidance.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted net cash flows provided by operating activities in isolation or as a substitute for net cash flows provided by operating activities determined in accordance with accounting principles generally accepted in the United States.

(7) Legal settlement payments include $12.8 million paid in the first quarter of 2015 and $1.2 million paid in the second quarter of 2015.  These amounts were reflected in the Company's results of operations for 2014.

- MORE -

HWAY Reports Second-Quarter Results

July 23, 2015

Reconciliation of Adjusted Earnings Per Share ("EPS") Guidance
to EPS Guidance, GAAP Basis

Twelve Months Ending
December 31, 2015
Adjusted EPS guidance (8)	$0.07-0.15
EPS (loss) guidance attributable to non-cash interest charges (9)	(0.12)
EPS (loss) guidance attributable to CEO transition-related expenses(10)	(0.08)
EPS (loss) guidance, GAAP basis	$(0.13)-(0.05)

(8) Adjusted EPS guidance is a non-GAAP financial measure.  The Company excludes EPS (loss) guidance attributable to non-cash interest charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EPS guidance in isolation or as a substitute for EPS guidance determined in accordance with accounting principles generally accepted in the United States.

(9) EPS (loss) guidance attributable to non-cash interest charges consists of pre-tax charges of $7.1 million for the twelve months ending December 31, 2015 associated with amortization of a debt discount.

(10) EPS (loss) guidance attributable to CEO transition-related expenses consists of pre-tax charges of $4.5 million for the twelve months ending December 31, 2015 associated with the termination in May 2015 of our former President and Chief Executive Officer and does not include potential costs, if any, associated with hiring a new CEO.

Reconciliation of Adjusted EBITDA
to Net Income (Loss) Including Non-Controlling Interest, GAAP Basis
(In thousands)

	Three Months Ended	Three Months Ended
	June 30, 2015	June 30, 2014	Growth
Adjusted EBITDA (11)	$21,862	$17,238	27%
CEO transition-related expenses (12)	(4,467)	—
Depreciation and amortization	(12,217)	(13,536)
Interest expense	(4,561)	(4,516)
Income tax (expense) benefit	(500)	297
Net income (loss) including non-controlling interest, GAAP basis	$117	$(517)

(11) Adjusted EBITDA is a non-GAAP financial measure.  The Company excludes CEO transition-related expenses from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider adjusted EBITDA in isolation or as a substitute for net income (loss) including non-controlling interest determined in accordance with accounting principles generally accepted in the United States.

(12) CEO transition-related expenses consists of pre-tax charges of $4.5 million for the three months ended June 30, 2015 associated with the termination in May 2015 of our former President and Chief Executive Officer.

- END -